UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Suite 2800, Tampa, Florida		33602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Four proposals described fully in the Sykes Enterprises, Incorporated (the “Company”) 2012 Proxy Statement were presented for approval at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 17, 2012. As of the record date, 43,419,788 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting 41,282,674 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following four matters:

Proposal 1: Election of Directors

There were two Class III director positions up for election. The following persons were nominated and elected to serve as directors of the Company until the 2015 Annual Meeting of Shareholders: Charles E. Sykes and William J. Meurer. The voting results for each nominee were as follows:

Name	Votes For	Withheld	Broker Non-Votes	Uncast
Charles E. Sykes	38,967,219	1,108,062	1,207,093	300

William J. Meurer	35,284,639	4,790,642	1,207,093	300

Proposal 2: Advisory Vote to Approve Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2012 Proxy Statement, received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
35,002,630	4,650,382	422,569	1,207,093

Proposal 3: Approval of Amendments to the Sykes Enterprises, Incorporated 2004 Non-Employee Director Fee Plan

The proposal to approve amendments to the Company’s 2004 Non-Employee Director Fee Plan, as disclosed in the 2012 Proxy Statement, received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
35,499,197	4,561,058	15,326	1,207,093

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 and express an opinion thereon, as disclosed in the 2012 Proxy Statement, received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
40,973,433	295,524	13,717	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ W. Michael Kipphut
Executive Vice President and
Chief Financial Officer

Date: May 18, 2012

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